FORM 10f-3
Rule 144A Securities

FUND: MGI U.S. Short Maturity Fixed Income Fund

1. Issuer: AQNIM 2005-RN8A

2.  Date of Purchase: 9/27/05 _______________________________________

3. Date offering commenced: 9/29/05_______________________________________

4. Underwriters from whom purchased: CSFB______________________________

5. Subadvisor of Managed Portion: Deutsche Asset Management

6. Affiliated Person in underwriting syndicate: DBSI

7.  Nature of affiliation1 : _Underwriter______________________________________

8. Aggregate principal amount or number of shares purchased: 65,000

9. Aggregate principal amount or total number of shares of offering: 39,624,000

10. Purchase price (net of fees and expenses): 99.6195

11. Initial public offering price: 99.6195

12. Commission, spread or profit:  1.5_% $

13. Have the following conditions been satisfied?

	YES	NO
a. The securities are sold in an Eligible 144A Offering.	___X___	_______
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X___	_______
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.	___X___	_______
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	___X___	_______
e. The underwriting was a firm commitment underwriting.	___X___	_______
f. The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the total of the (1) principal amount of the offering sold to QIBs and (2) the principal amount of the offering in any concurrent public offering.

	___X___	_______
	___X___	_______
	___X___	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms.

Approved: /s/ Ray Tillotson  Date: 11/14/05

FORM 10f-3
Registered Domestic Securities

FUND:  MGI U.S. Short Maturity Fixed Income Fund

1. Issuer: SLM Corp.

2. Date of Purchase: 7-26-05 _______________________________________

3.  Date offering commenced:  7-26-05_________________________________

4. Underwriters from whom purchased:  Barclays Cap___________________

5. Subadvisor of Managed Portion: ___Deutsche Asset Management___________

6. Affiliated person in underwriting syndicate: -------____DBSI______________

7. Nature of affiliation1 : _____Underwriter_______________________________

8. Aggregate principal amount or number of shares purchased: 55,000

9. Aggregate principal amount or total number of shares of offering: $2 billion

10. Purchase price (net of fees and expenses): $100.00

11. Initial public offering price: $100.00

12 Commission, spread or profit: _.08____% $

13. Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	____X__	_________
	____X___	_________
	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	___X___	_______
e. The underwriting was a firm commitment underwriting.	___X____	_______
f. The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
	___X____	________
	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved: /s/ Ray Tillotson  Date: 11/14/05

FORM 10f-3
Registered Domestic Securities

FUND:  MGI U.S. Short Maturity Fixed Income Fund

1. Issuer: Chubb Corp.

2. Date of Purchase: 8-11-05 _______________________________________

3.  Date offering commenced: 8-11-05 ____________________________________

4. Underwriters from whom purchased:  Salomon_______________________

5. Subadvisor of Managed Portion: __Deutsche Asset Management_____________

6. Affiliated person in underwriting syndicate: -------__DBSI________________

7. Nature of affiliation2 : _ Underwriter____________________________________

8. Aggregate principal amount or number of shares purchased: 35,000

9. Aggregate principal amount or total number of shares of offering: $599,532,380

10. Purchase price (net of fees and expenses): 100.631

11. Initial public offering price: 100.631

12 Commission, spread or profit: _.25____% $

13. Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	____X__	_________
	____X__	_________
	____X___	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e. The underwriting was a firm commitment underwriting.	___X____	_______
f. The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X__	_______
	____X___	________
	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved: /s/ Ray Tillotson  Date: 10/14/05

FORM 10f-3
Registered Domestic Securities

FUND:  MGI U.S. Short Maturity Fixed Income Fund

1. Issuer: Marsh & McLennan

2. Date of Purchase: 9-13-05 _______________________________________

3.  Date offering commenced: 9-13-05 ____________________________________

4. Underwriters from whom purchased:  Salomon_______________________

5. Subadvisor of Managed Portion: __Deutsche Asset Management_____________

6. Affiliated person in underwriting syndicate: -------__DBSI________________

7. Nature of affiliation3 : _ Underwriter____________________________________

8. Aggregate principal amount or number of shares purchased: 30,000

9. Aggregate principal amount or total number of shares of offering: $550,000,000

10. Purchase price (net of fees and expenses): 99.874

11. Initial public offering price: 99.874

12 Commission, spread or profit: _.35____% $

13. Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	____X__	_________
	____X__	_________
	____X___	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e. The underwriting was a firm commitment underwriting.	___X____	_______
f. The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X__	_______
	____X___	________
	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved: /s/ Ray Tillotson  Date: 10/14/05

1 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.
1 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.
2 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.
3 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.